Exhibit 21.1

Subsidiaries of the Registrant

LEVI STRAUSS & CO.

Subsidiary	Jurisdiction of Formation
Levi Strauss (Australia) Ltd.	Australia
Levi Strauss & Co. Europe BV	Belgium
Levi Strauss Benelux Retail BVBA	Belgium
Levi Strauss Continental, S.A.	Belgium
Levi Strauss International Group Finance Coordination Services	Belgium
Majestic Insurance International, Ltd.	Bermuda
Levi Strauss Bolivia, S.R.L.	Bolivia
Levi Strauss do Brasil Franqueadora Ltda.	Brazil
Levi Strauss do Brasil Industria e Comercio Ltda.	Brazil
Levi Strauss & Co. (Canada) Inc.	Canada
Levi Strauss Nova Scotia Unlimited Liability Company	Canada
Levi Strauss Chile Limitada	Chile
Levi Strauss Commerce (Shanghai) Limited	China
Levi's Footwear & Accessories (China) Ltd	China
Levi Strauss Colombia SAS	Colombia
Levi Strauss Praha, spol. s.r.o.	Czech Republic
Levi's Footwear & Accessories France S.A.S.	France
Paris - O.L.S. S.A.R.L.	France
Levi Strauss Germany GmbH	Germany
Levi Strauss Supply Chain & Services Operations GmbH	Germany
Levi Strauss Hellas S.A.	Greece
Levi Strauss (Hong Kong) Limited	Hong Kong
Levi Strauss Global Trading Company II, Limited	Hong Kong
Levi Strauss Global Trading Company Limited	Hong Kong
Levi's Footwear & Accessories HK Limited	Hong Kong
Levi Strauss Hungary Trading Limited Liability Company	Hungary
Levi Strauss (India) Private Limited	India
PT Levi Strauss Indonesia	Indonesia
Levi Strauss Italia S.R.L.	Italy
Levi's Footwear & Accessories Italy SpA	Italy
World Wide Logistics S.R.L.	Italy
Levi Strauss Japan Kabushiki Kaisha	Japan
Levi Strauss Korea Ltd.	Korea, Republic of
LS Retail (Macau) Limited	Macau
Levi Strauss (Malaysia) Sdn. Bhd.	Malaysia
LS Retail (Malaysia) Sdn. Bhd.	Malaysia
Levi Strauss Mauritius Limited	Mauritius
Levi Strauss de Mexico, S.A. de C.V.	Mexico
Levi Strauss Nederland B.V.	Netherlands
Levi Strauss Nederland Holding B.V.	Netherlands
LVC B.V.	Netherlands

Levi Strauss New Zealand Limited	New Zealand
Levi Strauss Pakistan (Private) Limited	Pakistan
LS Batwing Peru S.R.L.	Peru
Levi Strauss Philippines, Inc. II	Philippines
Levi Strauss Poland SP z.o.o.	Poland
Levi Strauss Moscow Limited Liability Company	Russian Federation
Levi Strauss Bucharest S.R.L.	Romania
Levi Strauss Asia Pacific Division, PTE. LTD.	Singapore
Levi Strauss South Africa Limited	South Africa
Levi Strauss de Espana, S.A.	Spain
Levi's Footwear & Accessories Spain S.A.	Spain
Levi Strauss (Suisse) SA	Switzerland
Levi's Footwear & Accessories (Switzerland) S.A.	Switzerland
Levi Strauss Istanbul Konfekslyon Sanayi ve Ticaret A.S.	Turkey
Levi Strauss (UK) Limited	United Kingdom
Levi Strauss Pension Trustee Ltd.	United Kingdom
I Am Beyond LLC	United States (California)
Levi Strauss International	United States (California)
LS Operations LLC	United States (California)
Levi Strauss, U.S.A., LLC	United States (Delaware)
Levi Strauss-Argentina, LLC	United States (Delaware)
Levi's Only Stores Georgetown, LLC	United States (Delaware)
Levi's Only Stores, Inc.	United States (Delaware)
LVC, LLC	United States (Delaware)